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                                                                    EXHIBIT 10.7
                                                                    ------------




                             CAPITAL HOLDINGS, INC.


                      LONG-TERM INCENTIVE COMPENSATION PLAN


                        EFFECTIVE DATE: DECEMBER 14, 1999


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                                    SECTION I
                                     PURPOSE


1.1 Purpose. The purpose of the Capital Holdings, Inc. Long-Term Incentive Compensation Plan (the "Plan") is to provide competitive Long-Term Incentive Compensation to Participants that aligns their interests with shareholder interests through share ownership and investment in the Company, and to encourage long-term growth in shareholder value through the achievement of specified financial objectives.

1.2 Rule 16b-3 Plan. With respect to persons subject to Section 16 of the Act ("Section 16 Persons"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors promulgated under the Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as Participants who are
         Section 16 Persons are concerned, to the extent permitted by law and deemed advisable by the Committee.

1.3 Effectiveness of the Plan. The Plan will be effective upon adoption by the Board. Nonqualified options granted under the plan on or after the Effective Date are not subject to shareholder approval and shall be binding upon the Company in accordance with the terms of the Plan and such option's Option Agreement. Incentive Stock Options granted on or after the Effective Date are subject to shareholder approval of the Plan and shall automatically convert to a Nonqualified Stock Option in the event the shareholders of the Company shall fail to approve the Plan within one year of the Effective Date. In the event shareholders of the Company shall not approve the Plan within one year of the Effective Date the Plan shall immediately terminate. In the event the Shareholders approve the Plan within one year of the Effective Date the Plan will remain in effect until the earlier of the termination date set forth in Section 12.2 hereof or such time as it is amended or terminated by the Board in accordance with the terms of Section 12.2 hereof, except that no Incentive Stock Option may be granted under the Plan on or after ten years from the Effective Date of the Plan.


                                   SECTION II
                                   DEFINITIONS


Unless the context clearly indicates otherwise, the following terms have the meanings set forth below:

2.1      "Act" means the Securities and Exchange Act of 1934, as amended.

2.2 "Award" means Options, Restricted Stock or Stock Awards granted pursuant to the Plan.

2.3      "Board" means the Board of Directors of the Company.



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2.4      "Cause" means, with respect to any certain Participant:

         (a) the willful and continued failure by such Participant to substantially perform his or her duties with respect to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness), or

         (b) the willful engaging by such Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Section 2.4, no act or failure to act shall be deemed "willful" if done by the Participant either in good faith and in the reasonable belief that such act or omission was in the best interest of the Company, or before the Board provides the Participant with a written notice and reasonable opportunity to cure the actions or omissions that the Board considers to be grounds for a finding of Cause for purposes of this Plan.

2.5 "Change in Control" means the occurrence of any of the following events:

         (a) Any person or group (as such terms are used in connection with Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, "Exchange Act") is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of securities of Capital Holdings, Inc. representing 35% or more of the combined voting power of Capital Holdings, Inc.'s then outstanding securities; or

         (b) Capital Holdings, Inc. is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or

         (c) During any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board (including for this purpose any new director whose election or nomination for election by Capital Holdings, Inc.'s stockholders was approved by a vote of at least one-half of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

         (d) Capital Holdings, Inc. is party to a merger, consolidation or reorganization with any other corporation in which the shareholders of Capital Holdings, Inc. immediately prior to the merger, consolidation or reorganization do not immediately thereafter directly or indirectly own more than fifty percent (50%) of the combined voting power of the voting securities entitled to vote in the selection of directors of the merged, consolidated or reorganized entity.

         Notwithstanding the foregoing, no trust department or designated fiduciary or other trustee of such trust department of Capital Holdings, Inc. or a subsidiary of Capital Holdings, Inc., or other similar fiduciary capacity of Capital Holdings, Inc. with direct voting control of the stock shall be treated as a person or group within the meaning of subsection (a) hereof. Further, no profit-sharing, employee stock ownership, employee stock purchase and savings, employee pension, or other employee benefit plan of Capital Holdings, Inc. or any of its subsidiaries, and no Trustee of any such plan in its capacity as such Trustee, shall be treated as a person or group within the meaning of subsection (a) hereof.



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2.6      "Code" means the Internal Revenue Code of 1986, as amended.

2.7 "Committee" means the members of the Compensation Committee as appointed and maintained by the Board who are not employees of the Company.

2.8 "Common Shares" means the Common Shares, no par value per share, of the Company, which the Company may authorize and issue from time to time, and as may be made subject to this Plan in the sole discretion of the Board.

2.9 "Company" means collectively Capital Holdings, Inc., an Ohio corporation, and any successor entity in a merger or consolidation, and any of its Subsidiaries, which elects to participate in the Plan with the approval of the Board.

2.10     "Director" means a member of the Board of the Company.

2.11     "Disability" means permanent and total disability as defined under
         Section 22(e)(3) of the Code.

2.12     "Effective Date" means the date the Plan becomes effective.

2.13 "Fair Market Value" as of a certain date means the fair market value of the Common Shares as determined by the Committee in its sole discretion. In making such determination, the Committee will comply with the valuation methods defined in Treasury Regulation Section 1.421-7(e)(2).

2.14 "Grant Date" as used with respect to Options, means the date as of which such Options are granted by the Committee, as applicable, pursuant to the Plan.

2.15 "Incentive Stock Option" or "ISO" means an Option conforming to the requirements of Section 422 of the Code.

2.16 "Nonqualified Stock Option" or "NQO" means an Option granted pursuant to the Plan other than an Incentive Stock Option.

2.17 "Option" means an option to purchase Common Shares granted by the Committee pursuant to the Plan, which may be designated as either an "Incentive Stock Option" or a "Nonqualified Stock Option."

2.18 "Participant" means an employee of the Company or non-employee director as described in Section V hereof.

2.19 "Plan" means the Capital Holdings, Inc. Long-Term Incentive Compensation Plan as set forth herein and as may be amended from time to time, subject to Section 12.1 hereof.

2.20 "Retirement" means a Participant's voluntarily leaving the employment of the Company upon the attainment of the minimum age of sixty-two
         (62).



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2.21     "Restricted Stock Award" or "Restricted Stock" means an award of Common
         Shares with restrictions placed on the sale, transfer or pledging of the shares, and a risk of forfeiture during the restriction period.

2.22     "Stock Award" means an award of the Common Shares.

2.23 "Subsidiary" means a subsidiary corporation as defined in Section 424(f) of the Code.

                                   SECTION III
                           ADMINISTRATION OF THE PLAN


3.1 The Committee. The Plan shall be administered by the Committee and shall act only by the vote or written consent of at least a majority of its members. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of the Board. It is the intent of the Committee to administer the Plan in a manner that qualifies awards, to the extent possible, as excludable from the deduction limit set forth under Section 162(m) of the Code.

3.2. Authority of the Committee. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power (a) to determine which employees shall be granted Awards, (b) to prescribe the terms, conditions and vesting schedule, if any, of such Awards, (c) to determine the amount and form of Awards granted to Participants, (d) to interpret the Plan and the Awards, (e) to adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) to interpret, amend or revoke any such rules subject to Section 12.1 hereof.

         The Committee, in their sole discretion and on such terms and conditions as they may provide, may delegate their duties in order to provide for the day-to-day administration of the Plan. The Committee shall control the general administration of the Plan with all powers necessary to enable it to carry out its duties in that respect; provided, however, that the Committee may not delegate its authority and powers (a) with respect to those individuals under Section 16, or
         (b) in any way which is impermissible under Code Section 162(m) or the rules and regulations promulgated thereunder.

3.3 Decisions Binding. All determinations and decisions made by the Committee shall be final, conclusive, and binding on all parties, and shall be given the maximum deference permitted by law.


                                   SECTION IV
                           SHARES SUBJECT TO THE PLAN


4.1 Shares Subject to Plan. The Company shall reserve 750,000 Common Shares for issuance under this Plan, subject to adjustment pursuant to Section
         4.2 hereof. Common Shares may be now or hereafter authorized yet unissued or Common Shares already authorized, issued and owned or purchased by the Company or a trust as to which the Company is a grantor. If and to the extent that any rights with respect to Common Shares shall not be exercised by any Participant for any reason or if such rights shall terminate as provided herein, Common Shares that have not been allocated to such Participant under the Plan shall again become available for allocation to Participants as provided herein.



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4.2      Change in Capitalization. In the event of a change in the
         capitalization of the Company due to a share split, share dividend, recapitalization, merger, consolidation, combination, or similar event or as the Committee shall in its sole discretion deem appropriate, the aggregate number of Common Shares and the terms of any existing Awards shall be adjusted by the Committee to reflect such change.

                                    SECTION V
                                   ELIGIBILITY


The Committee shall have the discretion to select directors, officers, executives, managers, and other key employees of the Company for participation in the Plan. The discretion of the Committee to select such Participants shall be absolute and no person otherwise eligible for participation shall have any right to participate. Only persons so selected shall be deemed "Participants" for purposes hereof.


                                   SECTION VI
                                  STOCK OPTIONS


6.1 Grant of Options. Options may be granted to Participants, subject to the provisions of the Plan, at any time and from time to time, as determined in the sole discretion of the Committee. The Committee, as applicable, shall in its sole discretion, determine the number of Options granted to each Participant; provided, however, that in any one calendar year, no one Participant shall be granted Options to purchase a number of Common Shares in excess of 90,000, adjusted for any stock dividends, stock splits, reverse stock splits, recapitalization mergers or consolidations. Options granted may be ISOs to employees, NQOs to employees or non-employee Directors, or a combination thereof.

6.2 Option Agreement. Each Option shall be evidenced by a written option agreement (an "Option Agreement") that shall specify the Option price, the expiration date of the Option, the number of shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Option Agreement also shall specify whether the Option is intended to be an ISO or an NQO.

6.3 Option Price. The price for each Common Share deliverable upon the exercise of an Option (the "Option Price") shall be determined at the discretion of the Committee; provided, however, that with respect to ISOs, the Option Price shall not be less than the Fair Market Value at the date of grant. If at the time that an ISO is granted, the Participant owns shares possessing more than 10% of the total combined voting power of all classes of the Company's or any of its Subsidiaries' capital shares, the Option Price of an ISO shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a share on the date that the ISO is granted and any ISO so granted must be exercised not later than five (5) years from the date it is granted.



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6.4      Exercise of Options. Options granted under the Plan shall be exercisable at such times, and subject to such restrictions and conditions, as the Committee shall determine in its sole discretion, except that any outstanding Options at the time of a Change in Control, or a Participant's Death, Disability or Retirement will be immediately exercisable without regard to any vesting restrictions attached to such Options. A Participant electing to exercise an Option shall give written notice of such election to the Company in such form as the Committee may require.

6.5 Expiration of Options. Each Option belonging to a Participant shall terminate upon the first to occur of the events listed in this section.

(a)      Employees

                  (i) The date for termination of such Option set forth in the Option Agreement applicable to such Option.

                  (ii) The expiration of ten (10) years from the date such Option was granted, except as outlined in 6.3.

                  (iii) The expiration of one year from the date of the Optionee's termination of employment for reason other than Retirement or termination for Cause, it being understood that the exercise of an Incentive Stock Option at any time after ninety (90) days from the date of such termination of employment for reason other than death or Disability shall convert to a Nonqualified Stock Option.

                  (iv) The expiration of one year from the later of the Optionee's Retirement with the Company or termination of service on the Board for a reason other than for Cause.

                  (v)      Termination of employment for Cause.

(b)                        Non-Employee Directors

                  (i) The date for termination of such Option set forth in the Option Agreement applicable to such Option.

                  (ii) The expiration of ten (10) years from the date such Option was granted.

                  (iii) The expiration of one year following the non-employee Director's termination of service on the Board for a reason other than for Cause.

                  (iv) Termination of a non-employee Director's service on the Board for Cause.

6.6 Payment. The Option Price upon exercise of any Option shall be payable to the Company in full in cash. The Committee also may, in its sole discretion, permit exercise (a) by tendering previously acquired Common Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Common Shares which are



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

         tendered must have been held by the Participant or his or her Permissible Transferees (as defined in 6.7) for at least six (6) months prior to their tender to satisfy the Option Price), or (b) by any other means which the Committee determines, in its sole discretion, to both provide legal consideration for the Common Shares and to be consistent with the purposes of the Plan.

         As soon as practicable after receipt of a written notification of exercise and full payment for the Common Shares purchased, the Company shall deliver to the Participant, or his or her Permissible Transferee, the certificates (in the Participant's or such Permissible Transferee's name) representing such Common Shares.

6.7 Nontransferability of Options. No Option granted under the Plan shall be assignable or transferable by the Participant other than by will or the laws of descent and distribution. During the lifetime of a Participant, the Option shall be exercisable only by such Participant, except: (a) in the event of the disability of the Participant resulting in the appointment, by a court of competent jurisdiction, of a legal guardian or personal representative with appropriate authority, then by such person in the name of Participant; or (b) in the name of the Participant pursuant to a power of attorney, acceptable in form and substance to Capital Holdings, Inc.

         Notwithstanding the above, a Participant may, with respect to any Nonqualified Stock Option: (a) designate in writing a beneficiary to exercise his or her Option after the Participant's death; (b) transfer an Option to a revocable inter vivos trust as to which the Optionee is the settlor; and (c) transfer an Option for no consideration to any of the following Permissible Transferees (each a "Permissible Transferee"): (i) any member of the Immediate Family of the Participant to whom such Option was granted, (ii) any trust solely for the benefit of members of the Participant's Immediate Family, or (iii) any partnership whose only partners are members of the Participant's Immediate Family; and further provided that: (1) the Transferee shall remain subject to all of the terms and conditions applicable to such Options prior to and after such transfer; and (2) any such transfer shall be subject to and in accordance with the rules and regulations prescribed by the Committee. Any such transfer to a Permissible Transferee shall consist of one or more options covering a minimum of one hundred (100) option shares. An Option may not be re-transferred by a Permissible Transferee except by will or the laws of descent and distribution and then only to another Permissible Transferee. In the case of (b) and (c), the Option shall only be exercisable by the trustee or Permissible Transferee, as applicable. For the purposes hereof, "Immediate Family" means, with respect to a particular Participant, such Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

6.8      Certain Additional Provisions for Incentive Stock Options.

         (a) The aggregate Fair Market Value (determined at the time the Option is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year shall not exceed $100,000.

         (b) ISOs may be granted only to persons who are employees of the Company at the time of grant.



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


         (c) No ISO may be exercised after the expiration of ten years from the date such ISO was granted; provided, however, that if the ISO is granted to a Participant who, together with Persons whose Common Share ownership is attributed to the Participant pursuant to Section 424(d) of the Code, owns shares possessing more than 10% of the total combined voting power of all classes of the Company's or any of its Subsidiaries' capital shares, the ISO may not be exercised after the expiration of five years from the date that it was granted.


                                   SECTION VII
                             RESTRICTED STOCK AWARD


7.1 Award of Restricted Stock. Restricted Stock may be granted to Participants, subject to the provisions of the Plan, at any time and from time to time, as determined in the sole discretion of the Committee. The Committee shall in its sole discretion, determine the number of shares of Restricted Stock granted to each Participant and the terms and conditions of such grant.

         Each Restricted Stock Award under the Plan shall be evidenced by a stock certificate of the Company, registered in the name of the Participant, accompanied by an agreement in such form as the Committee shall prescribe from time to time. The Restricted Stock Awards shall comply with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish.

7.2 Stock Legends; Prohibition on Disposition. Certificates for shares of Restricted Stock shall bear an appropriate legend referring to the restrictions to which they are subject, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. The certificates representing shares of Restricted Stock shall be held by the Company until the restrictions are satisfied.

7.3 Termination of Service. The Committee shall determine the extent to which the restrictions on any Restricted Stock Award shall lapse upon the termination of the Participant's service to the Company and its subsidiaries, due to death, Disability, Retirement or for any other reason. If the restrictions on all or any portion of a Restricted Stock Award shall not lapse, the Participant, or in the event of his death, his personal representative, shall deliver to the Secretary of the Company such instruments of transfer, if any, as may reasonably be required to transfer the shares back to the Company.

7.4 Change in Control. Upon the occurrence of a Change in Control of the Company, as determined in Section 2.5 of this Plan, all restrictions then outstanding with respect to shares of Restricted Stock shall automatically expire and be of no further force and effect and all certificates representing such shares of Restricted Stock shall be delivered to the Participant.

7.5 Effect of Attempted Transfer. No benefit payable or interest in any Restricted Stock Award shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such interest in any Restricted Stock Award shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or his beneficiary. If any Participant or beneficiary shall become bankrupt



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


         or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit payable under or interest in any Restricted Stock Award, then the Committee, in its discretion, may hold or apply such benefit or interest or any part thereof to or for the benefit of such Participant or his beneficiary, his spouse, children, or other dependents, in any such manner and such proportions as the Committee may consider proper.

7.6 Dividends. Dividends, other than stock dividends, paid on Restricted Stock, shall be either paid at the dividend payment date in cash, in shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or the amount or value thereof automatically reinvested in additional Restricted Stock or other investment vehicles, as the Committee shall determine in its sole discretion. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed, unless otherwise determined by the Committee.

7.7 Rights as a Stockholder. A Participant shall have the right to receive dividends, as described in Section 7.6, on Common Shares subject to the Restricted Stock Award during the applicable restricted period, to vote the Common Shares subject to the Award and to enjoy all other stockholder rights, except that the employee shall not be entitled to delivery of the stock certificate until the applicable Restricted Period shall have lapsed (if at all).

                                  SECTION VIII
                                  STOCK AWARDS


8.1 Stock Awards. The Committee may, at any time and from time to time, designate an Award of Common Shares to any Participant, which is subject to one or more conditions established by the Committee, in its sole discretion. If the Award is subject to the achievement of certain performance objectives (as that term is used for purposes of Code
         Section 162(m)), then the performance objectives shall be determined by the Committee at their full discretion.

8.2 Effect of Change in Control. The effect of a Change in Control upon an Award of Common Shares subject to this Section VIII shall be determined by the Committee at such time as the Committee establishes the terms and conditions that will apply to an Award of Common Shares.


                                   SECTION IX
         PAYMENT OF STOCK OR STOCK OPTIONS IN LIEU OF CASH COMPENSATION


The Committee may, at any time and from time to time, at the request of a Participant, designate that a portion of a Participant's compensation otherwise payable in cash be payable in Common Shares or as Stock Options. The Committee, as applicable, shall have the sole discretion to determine the terms and conditions under which such Common Shares or Stock Options shall be issued to eligible employees or non-employee directors.



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


                                    SECTION X
                        NO RIGHT TO CONTINUED EMPLOYMENT


Participation in the Plan shall confer no rights to continued employment with the Company, nor shall it restrict the rights of the Company to terminate a Participant's employment relationship at any time for Cause or without Cause.


                                   SECTION XI
                                WITHHOLDING TAXES


As a condition of delivery of cash or Common Shares upon exercise of an Option, the issuance of Common Shares or the grant of Options in lieu of cash compensation, or the payment of a Performance Award, the Company shall require that the Participant and/or his or her permitted transferees (without regard to whether the Participant has transferred the Award in accordance with the Plan) satisfy federal, state and local tax withholding requirements as follows:

         (a) Cash Remittance. Whenever Common Shares are to be issued upon the exercise of an Option or payment of Award, the Participant and/or his or her permitted transferees shall remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise or payment, prior to the delivery of any certificate or certificates for such shares. In addition, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements.

         (b) Share Withholding or Remittance. In lieu of the remittance required by Section X(a) hereof a Participant who is granted an Award may, to the extent approved by the Committee, irrevocably elect by written notice to the Company at the office of the Company designated for that purpose, to (i) have the Company withhold Common Shares from any Award hereunder, or (ii) deliver other previously owned Common Shares, the Fair Market Value of which as of the date on which any such tax is determined shall be equal to, the required tax withholding amount, if any, rounded down to the nearest whole share attributable to such exercise, occurrence or grant; provided, however, that no election to have Common Shares withheld from any Award shall be in excess of the minimum statutory withholding tax or shall be effective with respect to an Award which was transferred by such Participant to a Permitted Transferee or otherwise.


                                   SECTION XII
                      AMENDMENT OR TERMINATION OF THE PLAN


12.1 Amendment. The Board or Committee may alter, amend or suspend the Plan at any time or alter and amend Awards granted hereunder; provided, however, that no such amendment may, without the consent of any Participant to whom an Option shall theretofore have been granted or to whom a Restricted Stock Award shall theretofore have been issued, adversely affect the right of such Participant under such Award.



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

12.2 Termination. The Plan shall terminate ten years from the Effective Date of the Plan; provided, however, that the Plan shall be subject to termination prior to such date on the date set forth in a resolution of the Board terminating the Plan. No termination of the Plan shall materially alter or impair the right of any Participant to receive Awards previously granted hereunder without such Participant's consent. In the event of a termination of the Plan, all Options granted hereunder shall continue to be valid and binding obligations of the Company going forward on the same terms and conditions as set forth herein and in the applicable Option Agreements.

12.3 Change in Control. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company's obligations regarding Awards, if applicable, that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Board or the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash) in amounts determined by the Board or the Committee.



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